                                 Exhibit (e)(4)

                            VAN LIEW SECURITIES INC.

                                 SALES AGREEMENT

                           OCEAN STATE TAX-EXEMPT FUND

                      (for use with financial institutions)



From:

To:           Van Liew Securities Inc.
              One Regency Plaza
              Providence, Rhode Island 02903

Gentlemen:

         We desire to enter into an agreement with you for sale and distribution of the Shares (the "Shares") of Ocean State Tax-Exempt Fund (the "Fund"). Upon acceptance of this Agreement by you, we understand that we may offer and sell Shares of the Fund, subject, however, to all of the terms and conditions hereof and to your right, without notice, to suspend or terminate the sale of the Shares of the Fund.

         1. We understand that the Shares of the Fund will be offered and sold at the current offering price in effect as set forth in the Fund's then current Prospectus (which term as used herein includes any related statement of additional information). All purchase requests and applications submitted by us are subject to acceptance or rejection as set forth in the Fund's current Prospectus.

         2. We certify (a) that we are a member of the National Association of Securities Dealers, Inc. ("NASD") and agree to maintain membership in the NASD or (b) in the alternative that we are either (i) a foreign dealer not eligible for membership in the NASD or (ii) a bank, as defined in Section 3(a)(6) of the Securities Exchange Act of 1934. In any case, we agree to abide by all the rules and regulations of the Securities and Exchange Commission and the NASD which are binding upon underwriters and dealers in the distribution of the securities of open-end investment companies, including without limitation, Rule 2830 of the NASD Conduct Rules, all of which are incorporated herein as if set forth in full. We further agree to comply with all applicable State and Federal laws and the rules and regulations of authorized regulatory agencies. We agree that we will sell or offer for sale Shares of the Fund only in those states or jurisdictions whose laws permit the offers or sales in question whether or not such permission is dependent on registration or qualification of the Fund or its Shares under such laws.

         3. We will offer and sell the Shares of the Fund only in accordance with the terms and conditions of the then current Prospectus for each class of Shares of the Fund and we will make no representations not included in said Prospectus or any authorized supplemental material supplied by you. In no transaction where we make Shares of the Fund available to our customers shall we have any authority to act as agent for the Fund. The customers in question are for all purposes our customers and not your customers. However, you will be responsible for mailing the Fund's then current Prospectus (not including the related Statement of Additional Information) with the confirmations. You will clear transactions for each of our customers only upon our authorization, it being understood in all cases that (i) we are acting as agent for the customer, (ii) the transactions are without recourse against us by the customer except to the extent that our failure to transmit orders in a timely fashion results in a loss to our customer, (iii) our customer will have full beneficial ownership of the Shares, (iv) each transaction is initiated solely upon the order of the customer, and (v) each transaction is for the account of the customer and not for our account. We will use our best efforts in the development and promotion of sales of Shares of the Fund and agree to be responsible for the proper instruction and training of all sales personnel employed by us, in order that such Shares will be offered in accordance with the terms and conditions of this Agreement and all applicable laws, rules and regulations. We agree to hold you and/or the Fund harmless and indemnify you and/or the Fund in the event that we, or any of our sales representatives, should violate any law, rule or regulation, or any provisions of this Agreement, which violation may result in liability to you and/or the Fund; and in the event you and/or the Fund determine to refund any amounts paid by any investor by reason of any such violation on our part, we shall return to you and/or the Fund any agency commissions previously paid or discounts allowed by you to us with respect to the transaction for which the refund is made. All expenses which we incur in connection with our activities under this Agreement shall be borne by us.

         4. We understand and agree that the sales charges to the customer (with respect to Class A Shares) and agency commission relative to any sales of Shares of the Fund made by us will be in an amount set forth in the then current Prospectus of the Fund or in separate written notice to us.

         5. Payment for purchases by our customers of Shares of the Fund made by wire order from us shall be made to you or for your account and received by you within five business days after the acceptance of our order or such shorter time as may be required by law. If such payment is not so received, we understand that you reserve the right, without notice, forthwith to cancel the sale, or, at your option, to sell the Shares ordered by us back to the Fund, in which latter case we may be held responsible for any loss, including loss of profit, suffered by you and/or the Fund resulting from our failure to make the aforesaid payment. Where sales of the Fund's Shares are contingent upon the Fund's receipt of funds in payment therefor, we will forward promptly to you any purchase orders and/or payments received by us from investors.

          6. We agree to make Shares available to our customers only (a) at the public offering price (except as provided in Paragraph 12 hereunder), (b) from you, and (c) to cover orders already received from our customers. We shall not withhold placing with you orders received from our customers so as to profit ourselves as a result of such withholding; e.g., by a change in the net asset value from that used in determining the public offering price to our customers.

          7. Unless at the time of transmitting an order we advise you to the contrary, you may consider the order to be the total holding of the investor and assume that the investor is not entitled to any reduction in sales price beyond that accorded to the amount of the purchase as determined by the schedule set forth in the then current Prospectus for the Class A Shares. If we make Shares available to our customers as provided in Paragraph 12 hereunder, we shall so indicate to you at the time of transmitting such order.

          8. We understand and agree that if any Shares of the Fund sold by us under the terms of this Agreement are redeemed by the Fund (including redemptions resulting from any exchange for Shares of another investment company) or any repurchased by you as agent for the Fund or are tendered to the Fund for redemption within seven (7) business days after the confirmation to us of our original purchase order for such Shares, we shall pay forthwith to you the full amount of the commission allowed to us on the original sale, provided you notify us of such repurchase or redemption within ten (10) days of the date upon which written redemption requests (and, if applicable, share certificates) are delivered to you or to the Fund.

          9. Your obligations to us under this Agreement are subject to all the provisions of any agreements entered into between you and the Fund. We understand and agree that in performing our services covered by this Agreement we are acting as principal, and you are in no way responsible for the manner of our performance or for any of our acts or omissions in connection therewith. Nothing in this Agreement shall be construed to constitute us or any of our agents, employees for representatives as your agent, partner or employee, or the agent or employee to the Fund.

          10. We may terminate this Agreement by notice in writing to you, which termination shall become effective thirty (30) days after the date of mailing such notice to you. However, our termination of this Agreement will not terminate our responsibilities under sections (iv) and (v) of Paragraph 12 hereunder. We agree that you have and reserve the right, in your sole discretion without notice, to suspend sales of Shares of the Fund, or to withdraw entirely the offering of Shares of the Fund, or in your sole discretion, to modify, amend or cancel this Agreement upon written notice to us of such modification, amendment or cancellation, which shall be effective on the date stated in such notice. Without limiting the foregoing, you may terminate this Agreement for cause of violation by us of any of the provisions of this Agreement, said termination to become effective on the date of mailing notice to us of such termination. Without limiting the foregoing, any provisions hereof to the contrary notwithstanding, our expulsion from the NASD, if we are a member of the NASD, will automatically terminate this Agreement without notice; our suspension from the NASD, if we are a member of the NASD, or violation of applicable State or Federal laws or rules and regulations of authorized regulatory agencies (whether or not we are a member of the NASC) will terminate this Agreement effective upon the date of your mailing notice to us of such termination. Your failure to terminate for any cause shall not constitute a waiver of your right to terminate at a later date for any such cause. All notices hereunder shall be to the respective parties at the addresses listed hereon, unless changed by notice given in accordance with this Agreement.

         11. This Agreement shall become effective as of the date when it is executed and dated by you and shall be in substitution of any prior agreement between you and us covering Shares of the Fund. This Agreement is not assignable or transferable, except that you may assign or transfer this Agreement to any successor firm or corporation which becomes a principal underwriter of the Fund.

         12. We may make Shares of the Fund available to our customers at the next determined net asset value of such Shares under the following circumstances: (i) each such purchase order is on behalf of a trust, agency, or custodial client; (ii) we have, as to each such purchase order, discretionary investment responsibility over the assets in question; (iii) the relationship between the us and the client was not formed solely for the purpose of purchasing Shares of the Fund at net asset value; (iv) the Shares purchased pursuant to such purchase order will not be resold except by redemption; (v) there is no charge relating to such purchase other than our normal service charge; and (vi) we may disclose the name of the Fund to the client without your consent.

                                              (Name of financial institution):


                                              ADDRESS:



                                              BY:
                                              (Name)

                                              (Title)

Accepted:

VAN LIEW SECURITIES INC.


BY:

Date: